PrimeCast 401(k) Savings and Defined Contribution Plan

   Independent Auditors' Consent to Form 11-K for the Year Ended
   June 30, 2000


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333 - 93765 of Atchison Casting Corporation on Form S-8 of our report dated January 9, 2001, appearing in this Annual Report on Form 11-K of the PrimeCast 401(k) Savings and Defined Contribution Plan for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 11, 2001